CONSULTING AND NON-COMPETITION AGREEMENT


     This CONSULTING AND NONCOMPETITION AGREEMENT is made as of July 25, 2000, between, YouthStream Media Networks, Inc. a Delaware Corporation (the "Company"), and Andrew P. Weinreich (the "Consultant"), with reference to the following facts.

     The Company desires to employ the services of Consultant to advise the Company on the i) Strategic direction of the Company; ii) Organization of corporate structure; iii) Mergers and acquisition strategy; and iv) Corporate culture("Consulting Services").

     The Consultant desires to provide the Consulting Services.

     In consideration of the foregoing recitals and the mutual covenants herein, the parties agree as follows:

     1. Consultancy: Acceptance. The Company hereby retains the Consultant and the Consultant hereby accepts the Consultancy by the Company on the terms and conditions hereinafter set forth.

     2. Term. The duration of the contract is for two years, with an option by the Company to terminate any time after six months, and an option by the Consultant to terminate at any time. Termination by either party shall be upon at least ten days prior written notice to the other party. "Term" as used herein, shall refer to that period of time in which the Consultant is engaged. For example, if the Consultancy is terminated after six months, "Term" shall refer to the initial six-month period.

     3. Compensation. Compensation is to be paid at the rate of $150,000 per annum in year one and $165,000 per annum in year two.

     4. Other Benefits. The Company will provide the equivalent cash to Consultant to pay for those benefits he would have otherwise received as a full-time employee. As set forth on Exhibit A, this amount is equal to $2,500 per month.

     5. Competition and Intellectual Property. The Consultant acknowledges and agrees that during the Term of this Agreement, Consultant will not engage in the operation of any business which competes directly with the Company's Existing Lines of Business. "Existing Lines of Business" is defined herein as offline media properties targeted to the young adult audience, including postcards, magazines, and digital theatres on college campuses; online web sites whose primary focus is young adult communities with an advertising and/or e-commerce revenue model, including any technologies that define connectivity in terms of peoples real life relationships with other people; and an Application Service Provider business focused on bringing community tools to new clients in furtherance of creating a web presence for such clients. The Company acknowledges that Consultant is in the business of starting new businesses, both as a principal and investor, and will be working on new business creation during the Term of this Consultancy with the Company, and unless such new business relates directly to the business planned, (only to the extent that Consultant is aware of such plans)or conducted by the Company, the Consultant shall have no obligation to present any new business ideas to the Company. The Company acknowledges and agrees that it shall have no interest whatsoever in any new business created by Consultant, or with any other business with which he may become involved in any capacity. Company further acknowledges that all intellectual property created by Consultant that does not compete with the Company's Existing Lines of Business and not covered by paragraph 7, is owned solely by Consultant.

     6. Confidential Information. During the period of the non-compete (The Term of this agreement) and at all times hereafter, Consultant shall keep secret and retain in strictest confidence and shall not disclose or facilitate any other person to disclose, and shall not, directly or indirectly, use, permit or assist others to use, disclose or communicate to any person or entity for the benefit of himself or others any confidential data and information relating to the business of the Company, unless such data information or information becomes public knowledge, or unless Consultant is otherwise required by law to disclose such data or information.

     7. Intellectual Property Rights. Consultant agrees to inform and disclose to the Company all work projects which he discovers, learns or creates that relate to Company's Existing Lines of Business during the term of the Consultancy. Consultant acknowledges that all intellectual property, creations, inventions or discoveries of Consultant that directly relate to Company's Existing Lines of Business are the sole property of the Company and shall be considered "works for hire." Consultant agrees that all work performed for hire under this Consulting Agreement for Company are the sole property of the Company and shall be considered "works for hire." Consultant agrees that all work performed for hire the consulting agreement for Company are the sale property of the Company and shall be considered "works for hire." The Consultant further agrees to take any action necessary to protect the Company's interest in this intellectual property, at the Company's expense.

          Company acknowledges that all intellectual property, creations, inventions or discoveries of Consultant that do not directly relate to Company's Existing Lines of Business, are the sole property of Consultant.

     8. Time Commitment. Consultant agrees to commit on average up to one and one half days per week towards the Consultancy. Company and Consultant may mutually agree that Consultant's services are best utilized working more days consecutively with lengthy hiatuses between such service.

     9. Use of Office Facilities. Company will make available to Consultant a laptop computer, cell phone, wireless device and other necessary equipment in furtherance of the Consultancy.

     10. Termination. Upon termination, Consultant will keep laptop and other communication devices used during the Consultancy.

     11. Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

     12. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

     13. Arbitration. Company and Consultant agree that any dispute relating to this Agreement or the matters covered hereby shall be resolved exclusively by arbitration to be conducted only in the state of New York, county of New York, in accordance with the rules of the American Arbitration Association and applying the laws of New York State. Any award rendered by the arbitrator shall be final and binding, and judgment may be entered on it in any court of competent jurisdiction in the county and state of New York or as otherwise provided by law.

     14. Entire Agreement. All obligations from Company to Consultant and Consultant to Company, which arose under Consultant's prior Employment agreement with Company, are no longer in effect. The Agreement contains the entire agreement of the parties and supersedes all prior or contemporaneous negotiations, correspondence, understandings and agreements between the parties, regarding the subject matter of this Agreement. This Agreement may not be amended or modified except in writing signed by both parties hereto and supported by new consideration.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


"Consultant"

/s/ ANDREW P. WEINREICH
-------------------------------
Andrew P. Weinreich



"Company"

YouthStream Media, Inc.



/s/ JAMES LUCCHESI
-------------------------------

By:                 CEO
-------------------------------

Printed Name: JAMES LUCCHESI
-------------------------------

Title:
-------------------------------

                                EXHIBIT A


========================================================================
BENEFIT PAID BY COMPANY        POST-TAX DOLLARS        PRE-TAX DOLLARS
========================================================================
Social Security               $        11,250.00     $        22,277.23
-----------------------------------------------------------------------
COBRA                         $         3,540.00     $         7,009.90
-----------------------------------------------------------------------
Disability                    $           162.00     $           320.79
-----------------------------------------------------------------------
Life Insurance                $           198.00     $           392.08
-----------------------------------------------------------------------
Total Annual Benefits         $        15,150.00     $        30,000.00
-----------------------------------------------------------------------
Total Monthly Benefits        $         1,262.50     $         2,500.00
-----------------------------------------------------------------------

Pre-Tax refers to the pre-tax dollars necessary to provide the post-tax benefit. This assumes a 38% federal tax bracket, and a 11.5% city and state tax bracket.


       TAX BURDEN
Federal                                    38.0%
City                                        3.5%
State                                       8.0%
===============================================
Total Tax Burden                           49.5%